UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2010

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri  63105
(Address of Principal Executive Offices)

(314) 854-8520
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01          Entry into a Material Definitive Agreement

The Registrant’s wholly owned subsidiary, FutureFuel Chemical Company, entered into a Credit Agreement with Regions Bank on March 14, 2007.  Pursuant to the Credit Agreement, Regions Bank agreed to make available to FutureFuel Chemical Company $50 million in financing, subject to the terms of the Credit Agreement and other related loan documents.  By its terms, the Credit Agreement terminated on March 14, 2010.  On March 19, 2010, FutureFuel Chemical Company and Regions Bank executed a Second Modification Agreement to the Credit Agreement whereby the Credit Agreement was extended until June 30, 2013.  The Second Modification Agreement was effective retroactive to March 14, 2010.  Additional information regarding the Credit Agreement is contained in the Registrant’s Form 10-K for the year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:           /s/ Douglas D. Hommert
  Douglas D. Hommert, Executive Vice President,
  Secretary and Treasurer

Date: March 19, 2010